Exhibit A-3

                          GPU DIVERSIFIED HOLDINGS LLC
                                  Balance Sheet
                                 March 31, 2002
                           --------------------------
                                   (Unaudited)




Assets

Current assets:
   Cash and temporary cash investments                         $      62
   Accounts receivable                                                (8)
                                                                --------

      Total current assets                                            54
                                                                --------

Other property and investments                                    26,581
                                                                --------


    Total Assets                                               $  26,635
                                                                ========




Liabilities & Stockholder's Equity

Current liabilities:
   Accounts payable                                            $       -
   Taxes accrued                                                    (135)
                                                                --------

      Total current liabilities                                     (135)
                                                                --------

Deferred credits and other liabilities                                87
                                                                --------

Stockholder's equity:
   Common stock & capital surplus                                 27,030
   Retained earnings                                                 (97)
   Accumulated other comprehensive income                           (250)
                                                                --------

      Total stockholder's equity                                  26,684
                                                                --------


      Total Liabilities & Stockholder's Equity                 $  26,635
                                                                ========

                                                                   Exhibit A-3

                         GPU DIVERSIFIED HOLDINGS LLC
                               Statement of Income
                                   (Unaudited)





                                                              Three Months
                                                                 Ended
                                                             March 31,2002
                                                             -------------


Operating Revenues                                             $    -
                                                                    -


Operating Expenses                                                    31
                                                                 -------


Operating Loss                                                       (31)


Other Income and Expenses, Net                                       (15)
                                                                 -------


Income/(Loss) Before Income Taxes                                    (47)


   Income taxes                                                      (18)
                                                                 -------


Net Income/(Loss)                                              $     (29)
                                                                 =======